UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2005, Minerals Technologies Inc. (the "Company") filed a current report on Form 8-K disclosing under Item 1.01 the compensation of its directors.

Effective July 1, 2005, the Compensation Committee of the Board of Directors increased the compensation of the Chair of the Audit Committee from units totaling $12,000 in value each year to units totaling $15,000 in value each year, payable in equal quarterly installments. Each unit has the economic value of one share of the Company's stock.

An updated summary of the total compensation to be paid to non-employee directors is filed as Exhibit 10.1 and incorporated by reference herein. Employee-directors are not compensated for serving on the Board.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		10.1	Summary of Compensation for Non-employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Kirk G. Forrest

Name: Kirk G. Forrest
Title: Secretary
Date: July 8, 2005

MINERALS TECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No. __________	Subject Matter _____________________________________________________________________

10.1	Summary of Compensation for Non-employee Directors